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                                                                  EXHIBIT 10.D.1


                                 AIRCRAFT LEASE

Agreement for lease of aircraft made on March 31, 1999, between Gravity Pilot, Inc.("lessor"), and Skydive USA ("lessee").

In consideration of the mutual promises contained in this agreement, the parties agree as follows:

                                  SECTION ONE.

                                LEASE OF AIRCRAFT

Lessor leases to lessee, for the rental and on the terms and conditions contained in this agreement, the aircraft, its accessories and equipment, referred to as the leased property, described in the schedule, marked Schedule 1, attached and, by this reference, incorporated into this agreement, for terms as follows:

Term. lessor leases the leased property to lessee for a term of twelve (12) months, beginning on the day of delivery of the leased property and ending at the expiration of twelve (12) months thereafter. After the first term, the lease is renewable for successive terms of twelve (12) months each, but not to exceed twenty (20) renewal terms, at the option of lessee. At any time during the renewal of this agreement (but this cancellation provision shall not apply to the first term), either party shall be entitled to cancel the lease on first giving ninety (90) days written notice prior to the date as of which cancellation is desired to be effective.

                                  SECTION TWO.

                                      RENT

a. For the use of the aircraft, its accessories and equipment, lessee agrees to pay to lessors rent in the amount $21,176.00 per month during the term of the lease, including any renewal, payable on the first day of each month.

b. Such payments shall be made at the offices of lessors or if rentals due or to become due are assigned, at the principal office of the assignee. Such payment shall be made in sufficient time to reach the designated place of payment so that the payment can be collected on or before the due date. Interest shall be paid on each delinquent installment of rent from the tenth day after the due date until the payment shall have been collected at the designated place of payment at the rate of nine percent (9%) per year.

c. additional rent of $35.00 shall be made for each hour of flight of the leased aircraft. Such additional rent shall be paid to the Gravity Pilot Engine Reserve Account ("reserve account") as described in Schedule 2(c), attached hereto. All records regarding the reserve account will be inspected by lessor on a monthly basis by cross-referencing the contribution to the reserve account with the relevant flight records for the leased aircraft.

                                 SECTION THREE.

                   FINANCING BY LESSOR FOR PAYMENT OF AIRCRAFT


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a. Lessor may borrow money for the purpose of financing payments of the purchase price of the leased property under this lease or any part thereof, and in that connection may, as security, give the lender a security interest or as the case may be or bill of sale to secure any debt or other lien on the property; provided, however, that any such security interest or other lien or security instrument shall contain a provision expressly making the liens of the security instruments subject and subordinate to the rights of lessee under this lease, so long as lessee is not in default under the provisions of this agreement.

b. Lessor may assign to the lender all or such of lessor rights under this agreement, including rentals, claims, and rights to moneys due or to become due, as may be necessary or desirable to provide further security to the lender. After any such assignment, the terms and provisions of this lease may not be altered, modified, or waived without the written consent of the assignee, but no such assignment shall operate to relieve lessor of their obligations and duties under this agreement.

                                  SECTION FOUR.

                           INSPECTION AND EXAMINATION

Lessor and any insurance company or companies insuring the leased property are given the right and privilege, from time to time, to inspect the leased property, and to examine the books and records relating thereto, on the premises of lessee, or wherever located, if, in the sole judgment of lessor or insurer, the inspection is deemed necessary.

                                  SECTION FIVE.

                           PERMANENT BASE OF AiRCRAFT

a. Lessor shall deliver the aircraft to lessee, at Palm Beach County Glades Airport, 3800 State Road, Pahokee, Florida 33476. Lessee agrees to use the aircraft in the areas as specified in the insurance policy or policies applicable to the aircraft.

b. The aircraft shall be permanently based at Palm Beach County Glades Airport, 3800 State Road, Pahokee, Florida 33476, and such permanent base location shall not be changed without the prior, express, and written consent of lessor and any holder of any security interest in the leased property.

                                  SECTION SIX.

                              COMPLIANCE WITH LEASE

Lessee covenants and agrees to accept this lease on the terms set forth, to pay the rentals and other charges provided, and to comply with all of the other terms of this agreement.

                                 SECTION SEVEN.

                             MAINTENANCE OF AIRCRAFT


Lessee covenants and agrees, at its own cost and expense, to maintain the leased property in mechanical condition adequate to comply with the laws, rules, orders, ordinances, and regulations of the United States Of America, its territories or possessions, the individual states of the United States, its territories or possessions, or states of the United States in which the leased property shall be used or operated, or such other countries in which


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lessee shall operate the leased property in accordance with the terms and conditions of the insurance carrier.

                                 SECTION EIGHT.

                     REPAIRS, ALTERATIONS, AND MODIFICATIONS

a. During the term of this lease, lessee, at its own cost and expense, covenants and agrees to make all alterations, modifications, and repairs (including replacement parts) to leased property that shall be necessary to keep and maintain it at all times in first class mechanical condition and repair, and any condition and repair necessary to comply with the terms of the insurance carrier, or the Federal Aviation Administration, or the Department of Transportation, or its successor. Any alterations, modifications, equipment installations, or replacements made by lessee shall become and remain the property of lessor at the expiration of this lease, in the same manner as though the alterations, modifications, equipment installations, or replacements were in or on the leased property at the time of the commencement of this lease.

b. Wherever practicable all repairs, servicing, and replacements of the leased property shall be made under the direct supervision of the repair facility approved by the manufacturer of the leased property, except such repairs, servicing, or replacements that are of an emergency character.

                                  SECTION NINE.

                       FUEL, STORAGE CHARGES, AND THE LIKE

Lessee covenants and agrees to furnish at its own cost and expense all fuels oils, lubricants, and other materials necessary for the operation of the leased property, to pay all storage and hangar charges, and to keep the painting and lettering of the leased property in good condition, so that it will present a neat appearance at all times.

                                  SECTION TEN.

                       MAJOR ALTERATIONS OR MODIFICATIONS

Lessee covenants and agrees not to make or cause to be made any major or structural alterations or modifications of the property leased under this agreement without the prior, express, and written consent of lessor and any holder of a security interest in the leased property.

                                 SECTION ELEVEN.

                                     PILOTS

Lessee covenants and agrees to operate all aircraft leased to lessee under this lease only with a safe, careful, and licensed pilot to be selected, employed and/or contracted for, controlled and paid by lessee, such pilots being conclusively presumed to be the agents of lessee only. Lessee shall require pilots to operate the aircraft with reasonable care and diligence, and to use every reasonable precaution to prevent loss or damage to the aircraft, and to prevent injury to third persons, or property of third persons; and on written complaint from lessor specifying any reckless or abusive handling of the aircraft leased under this agreement, lessee shall remove any such pilot and substitute therefor a careful and safe pilot, as soon as it is reasonably possible to do so.


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                                 SECTION TWELVE.

                             PUNCTUALITY IN PAYMENTS

Lessee covenants and agrees that punctuality in the payments, rent, and other charges stipulated in this lease and which shall be of the essence of this lease, and such rental payments and other charges cannot be waived or extended for any cause whatever, except as expressly provided for in this agreement.

                                SECTION THIRTEEN.

                              COMPLIANCE WITH LAWS

a. Lessee covenants and agrees to comply with all of the laws, rules, orders, ordinances, and regulations of the United States of America, its territories or possessions, and of any other country, state, municipality, or any duly-constituted authority regarding the use, operation, or possession of an aircraft, and will indemnify lessor from any and all fines, forfeitures, or penalties arising out of any violation.

b. Lessee further agrees not to use or operate the leased property in violation of any such law, rule, ordinance, orders, or regulations.

c. Lessee shall be liable to lessor for the loss of any of the leased property caused by the confiscation thereof by any public authority by reason of illegal use thereof by lessee or its agents, servants, or employees. On any such confiscation all rentals remaining due under this lease for any aircraft confiscated shall become legally due and payable, in addition to other remedies of lessors or either of them to enforce rights and claims arising by reason of the confiscation.

                                SECTION FOURTEEN.

                               ASSIGNMENT OF LEASE

a. Lessee covenants and agrees that it will not, during either the first term or any renewal, assign this lease or any interest in it or sublease of the leased property or any of it without the prior written consent of lessor during the first term of this lease or during any renewal. Such consent will not, in any event, be unreasonably withheld. During any term lessee will not assign, pledge, or encumber the leased property in any manner or permit liens to become effective on the property.

b. In the event any lien, attachment, levy, or other encumbrance of any kind is levied or placed or threatened to be levied or placed on or against the leased property, lessee will immediately send the lessor written notice and will indemnify lessor against any and all expenses, including, but not limited to, those arising out of any lawsuit and damage incurred or caused by any such lien, attachment, levy, or other encumbrance.

                                SECTION FIFTEEN.

                             TRANSFER ON TERMINATION

Lessee covenants and agrees, on termination of this lease for any cause, lessee will promptly return the leased property to lessor in the same condition in which it was received by lessee, ordinary wear and tear and natural depreciation and loss or damage


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for which lessor are reimbursed by insurance excepted; and will promptly execute any and all papers necessary to effect the transfer to lessor.

                                SECTION SIXTEEN.

                           IDENTIFICATION OF AIRCRAFT

Lessee covenants and agrees that it will attach to the outside of the body of the leased aircraft a stencil or plaque in a manner to comply with the laws, if any, of the United States of America, its territories or possessions, or any state or country where licensed and operated, to protect and show the interest of lessor.

                               SECTION SEVENTEEN.

                                      TAXES

a. Lessee covenants and agrees to pay when due all personal property taxes, sales taxes, use taxes, taxes on lease rentals, sales consummation taxes, any special taxes imposed or charges of any kind on or in respect to the leased property for the use, operation, or possession thereof, and other taxes applicable to the leased property, except net income and franchise taxes of lessor, that become effective during the term of this lease.

b. In respect to any such taxes or charges assessed or imposed directly against lessee, lessee agrees to furnish satisfactory evidence to lessor of the paying of such taxes or charges.

c. In respect to any such taxes or charges assessed or imposed directly against lessor, or taxes or charges assessed or imposed directly against lessee which lessor, for any reason, shall be compelled to pay, lessee agrees, except as herein expressly provided, to pay the taxes or charges, within ten (10) days after receiving a bill from lessor for the taxes or charges. In the event that lessee fails to pay such bill, together with all penalties and forfeitures imposed, within such time, the unpaid bill shall bear interest at the rate of nine percent (9%) per year commencing at the end of the above-stated ten-day period.

d. Lessee shall have the right to dispute or contest in good faith and at lessee's expense, the payment of any such taxes or charges assessed or imposed directly against lessor, and/or lessee. During the period that any such taxes or charges are being contested in good faith, payment of the contested taxes or charges in accordance with the terms of this lease may be delayed until final determination has been made of the amount due.

                                SECTION EIGHTEEN.

                             COOPERATION WITH LESSOR

Lessee covenants and agrees to execute and deliver to lessor any and all instruments and documents that may be reasonably necessary to protect lessor's interest under this lease or the interest of any holder of a security interest in the leased property.

                                SECTION NINETEEN.

                         RECORDING AND REGISTRATION FEES


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a. Lessee covenants and agrees to pay licensing, registering, and recording fees, including fees for the proper recording or registering of this lease or any assignments of the lease and any security instrument that lessor may give as security to any assignee of lessor.

b. Lessor, on lessee's written request, accompanied by payment in full, shall purchase any licenses necessary for the use and operation of the leased property.

                                 SECTION TWENTY.

                            INDEMNIFICATION OF LESSOR

a. Lessee covenants and agrees, except with respect to an insured loss to the property leased under this agreement to the extent of the collectible insurance, to indemnify lessor against any and each loss, claim, and/or liability, regardless of the nature, including attorney fees and other expenses or liabilities, imposed by law or otherwise, on lessor arising out of the use or operation of the leased property during the period the aircraft is leased under this lease.

b. Without in anyway limiting the generality of the above, during the term of this lease, lessee shall indemnify lessor against any and all claims arising from any loss, injury, damage, or claims, including injuries to or death of passengers or third persons, and damage to or destruction of property, public or private, arising out of, or in connection with, the operation or maintenance of the aircraft while in possession of the lessee, its sublessees, bailees, agents, or representative.

                               SECTION TWENTY-ONE.

                                    INSURANCE

a. Beginning with and at all times during the term of this lease and any renewal as provided in this agreement, lessee shall at its own expense, procure and maintain, in full force and effect, insurance written by responsible insurance companies approved in writing by lessor. Such insurance shall cover lessor and any other persons or corporations having an interest in the aircraft as their interests may appear against all liability for loss, injury, damage, or claims caused by or arising out of, or in connection with, the operation or maintenance of the aircraft, including injuries to or deaths of passengers or third persons, and damage to or destruction of property, public or private. All insurance shall be in form and amount approved by lessor.

b. Without in any way limiting the generality of the above, lessee shall keep and maintain the following types of insurance in amounts with minimum limits acceptable to lessor or its assigns: (1) passenger liability insurance, (2) bodily injury insurance, (3) property damage insurance, and (4) excess coverage insurance, to be applicable to the three classes of risks mentioned above.

c. In addition to the above, during the term of the lease, lessee shall, at is own expense, procure and maintain on the aircraft whole insurance policies written by responsible insurance companies, such policies to be approved by lessor or its assigns as to amounts and form. Each such policy shall include for the benefit of lessor a breach of warranty endorsement without a "components parts" clause. In the event of total loss, lessee may not, without the written consent of lessor or its assigns, effect negotiation and settlement with the insurance companies or any policies. Such policies shall expressly provide that the insurer shall give lessor or its assigns at least thirty (30)days' written notice of cancellation or material change in policy coverage. The


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   proceeds of the insurance, at the option of lessor, shall be applied (1)
   towards the replacement, restoration, or repair of the aircraft, or (2) toward the payment of the obligations of lessee under this agreement. Lessee appoints lessor as lessee's attorney in fact to make claims for, receive payment of, and execute and endorse any and all documents, checks, or drafts for the loss or damage under any insurance policy.

d. Lessee agrees to follow strictly the requirement stated in any applicable insurance policy or policies pertaining to the operation of the aircraft and further agrees not to so act or to fail to act as to cause the insurance coverage to be impaired. A violation of any of these agreements shall entitle lessor of the lease outstanding at the time to cancel the lease in addition to any other remedies provided by law.

e. A certificate of insurance evidencing the above-described coverage will be furnished lessor as soon as possible after the closing of the agreement, and the policies, or true copies of them, and shall be retained in the possession of lessor during the term of this agreement.

                               SECTION TWENTY-TWO

                                TITLE TO PROPERTY

The leased property at all times shall remain and be the sole and exclusive property of lessor. Lessee shall have no rights of property therein but only the right to use the property on the conditions set forth in this agreement.

                              SECTION TWENTY-THREE.

                     TERMINATION FOR BANKRUPTCY OR THE LIKE

Lessor shall have the right to terminate this lease, without notice to lessee, if lessee shall file a voluntarily petition in bankruptcy, shall make an assignment for the benefit of creditors, or shall be voluntarily or involuntarily adjudicated as bankrupt by any court of competent jurisdiction; or if voluntary or involuntary proceedings for reorganization are filed by or against lessee, or if a receiver shall be appointed for lessee's business and is not discharged within 30 days thereafter, or if lessee shall have permitted or suffered any lien, distress, attachment, levy, or execution to attach to or to be made levied against any or all of the property of lessee, not promptly discharged.

                               SECTION TWENTY-FOUR

                        DEFAULT FOR NONPAYMENT OF RENTALS

a. In the event lessee shall fail to make any of the rental or other payments provided in this agreement, or fail to comply with any of the other terms and conditions of this lease and the failure to comply with any of the other terms and conditions of this lease shall continue for ten (10) days after written notice from lessor to lessee, lessor shall have the right at their option, cumulative of all other rights, to declare this lease in default and declare the entire unpaid rental immediately due and payable. At any time that lessee is in default under any of the terms and conditions of this lease, by declaration or otherwise, lessor may take possession of the leased property, including all parts, accessories, and equipment, and after such possession is taken all of lessee's rights in the leased property shall then cease and terminate.


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b. Lessor's remedies in place of lessee's default shall be cumulative and lessor may exercise any and all other lawful remedies they may have by virtue of lessee's breach of this lease, by declaration or otherwise.

c. In the event of default and lessor's taking or deserving to take possession of the leased property, lessee does hereby waive any procedure, whether statutory or otherwise, in order to immediately place the leased property in lessor's possession. Lessee further agrees to turn over the leased property to lessor, or their attorneys, agents, or servants, the right to enter the premises where the leased property is stored, for the purpose of securing possession of the property.

                              SECTION TWENTY-FIVE.

                         FAILURE OF AIRCRAFT TO FUNCTION

Lessor shall not be liable to lessee for loss of use of the leased property or interruption of lessee's business if the leased property fails to function, or to be out of use for repairs or services, or for any other cause whatever.

                               SECTION TWENTY-SIX

                          TOTAL DESTRUCTION OF AIRCRAFT

a. In the event of the total destruction of the leased aircraft, the term created, or any renewal of it, shall terminate immediately, and, subject as provided below, lessee and lessor shall then be relieved of any further obligation related to the surrender of the aircraft.

b. The net proceeds of insurance carried on the leased aircraft pursuant to the provisions of Section Twenty shall, in the event of the total destruction of the leased aircraft, be made payable and shall be paid to lessor. If lessee elects within thirty (30) days of such total destruction to enter into a lease with lessor substantially identical with this lease, in respect of a different aircraft, the rental payable under the new lease shall be calculated using a cost factor of the difference between the net insurance proceeds and the acquisition cost to lessor of the different aircraft, that will form the subject matter of the lease.

c. Net insurance proceeds, as used, is defined as the amount received from the insurance company less any liens on the aircraft.

                              SECTION TWENTY-SEVEN.

                                ENTIRE AGREEMENT

This agreement constitutes the entire agreement between the parties, and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding on either party except to the extent incorporated in this agreement.

                              SECTION TWENTY-EIGHT.

                            MODIFICATION OF AGREEMENT


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Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if in writing signed by each party or an authorized representative of each party.

                              SECTION TWENTY-NINE.

                                    NO WAIVER

The failure of either party to THIS agreement to insist on the performance of any of the terms and conditions of this agreement, or the waiver of any breach of any of the terms and conditions of this agreement, shall not be construed as thereafter waiving any such terms and conditions, but the terms and conditions shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                                 SECTION THIRTY.

                                  GOVERNING LAW

This agreement shall be governed by, construed, and enforced in accordance with the laws of New York

                               SECTION THIRTY-ONE.

                               PARAGRAPH HEADINGS

The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or 8ID in the interpretation of the provisions of this agreement.

                               SECTION THIRTY-TWO.

                                     NOTICES

a. All notices required to be given under the terms of this lease, or that any party to this agreement may desire to give to the other, shall be in writing, signed by or on behalf of the party giving the same, and sent by United States registered mail addressed to the other party. All notices from lessor to lessee shall be addressed to lessee at Skydive, USA at Pa]m Beach County Glades Airport, 3800 State Road, Pahokee, Florida 33476, or at such other address as lessee shall hereafter furnish to lessor, in writing.

b. All notices from lessee to lessor shall be addressed to first lessor at Halo Holdings of Nevada, Inc., 7900 Glades Road, Boca Raton, Florida 33434, and such other address as first lessor shall hereafter furnish to lessee in writing.

                              SECTION THIRTY-FOUR.

                          EFFECT OF PARTIAL INVALIDITY

The invalidity of any portion of this agreement will not and shall not be deemed to affect the validity of any other provision. In the event any provision of this agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.


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In witness whereof, each party to this agreement has caused it to be executed as of the date first set forth above.

Skydive USA

By: /s/ LAWRENCE KIRSHENBAUM            Date:     5/7/99
   ------------------------------            ----------------
Lawrence Kirshenbaum, President
Larry W. Kershenbaum

Gravity Pilot, Inc.

By: /s/ LEONARD TAMBASCO                Date:
---------------------------------
Leonard Tambasco, President

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                                   SCHEDULE 1

Amount            Aircraft Model                       Aircraft
------            --------------                       --------
Number                     Serial Number
------                     -------------
1                      Cessna Caravan 208B           N9347B
                              20bb0050

1                      Cessna 206
      N9262X                                         P206-0102

                                  SCHEDULE 2(c)

Payments to Gravity Pilot Engine Reserve Account shall be made to:

Joda Partnership
14323 South Outer Forty Road
Suite 120 South
Town & Country, MO 63017